UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

(Exact name of Registrant as specified in its charter)

Commission File Number: 001-36695

Maryland	38-3941859
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126

(Address of Principal Executive Office) (Zip Code)

(315) 343-0057

(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405) of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2) of this chapter).

☐	Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01 – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 29, 2019, Pathfinder Bancorp, Inc. (the “Company”) provided initial notice to The Nasdaq Stock Market, Inc. (“Nasdaq”) that Pathfinder Bank, which is the Company's wholly owned subsidiary bank (the “Bank”), had made payments to a law firm of which Mr. William A. Barclay, a director and former member of the Audit Committee, is a partner. The payments made to the law firm were for legal services rendered by another attorney in the firm in connection with real estate loan closings. Mr. Barclay did not participate in rendering these legal services. The payments were for legal services rendered by the law firm over a three-year period of time during which Mr. Barclay was serving on the Company’s Audit Committee. The payments for the legal services totaled $5,106 during 2019, $12,349 during 2018 and $4,988 during 2017. As a result of such payments, the Company believes it did not comply with Nasdaq’s audit committee composition requirements under Nasdaq Listing Rule 5605(c)(2) (the “Rule”). In order to resolve this violation, effective as of March 25, 2019, Mr. Barclay resigned from the Company’s Audit Committee. The Audit Committee is now comprised of four members who all meet the requirements of the Rule.

By letter dated April 3, 2019, from Nasdaq’s Listing Qualifications department (the “Notice”), Nasdaq acknowledged the Company’s disclosures of the payments and advised that, because of such payments, the Company did not comply with Nasdaq’s Audit Committee composition requirements under the Rule. Among other things, the Rule requires that each member of the Audit Committee meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Due to the payments described above, the Notice indicated that one of the members of the Company’s Audit Committee did not meet the criteria for independence set forth in Rule 10A-3 under the Exchange Act, as the payments to the law firm, under Exchange Act Rule 10A-3(b)(1), would be considered indirect acceptance by Mr. Barclay of the payments for providing legal services. As a result, Nasdaq determined the Company was not in compliance with the Nasdaq Rule during the time period these payments were made to the law firm because Mr. Barclay did not meet the independence criteria under Exchange Act Rule 10A-3(b)(1)(ii).

The Notice indicated, however, that since Mr. Barclay has resigned his position as a member of the Audit Committee, and is therefore no longer a member of that Committee, following Nasdaq’s determination, the Company has thereby regained compliance with the Rule that was the basis of its prior noncompliance, subject to reporting of the receipt of the Notice on this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date:	April 4, 2019	By:	/s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer